Exhibit 99.2

Press Release

December 16, 2010

NASDAQ OMX Announces Proposed Senior Notes Offering

New York, December 16, 2010 – The NASDAQ OMX Group, Inc. (NASDAQ:NDAQ) today announced that it plans to commence a public offering of $370 million of senior notes pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission. NASDAQ OMX intends to use the net proceeds from the notes offering to purchase approximately 22.8 million shares of NASDAQ OMX’s common stock, $0.01 par value per share, from Borse Dubai Limited.

The exact terms and timing of the senior notes offering will depend upon market conditions and other factors.

J.P. Morgan Securities LLC will act as sole bookrunner of the notes offering.

The offering is being made solely by means of a prospectus supplement and accompanying prospectus, which have been or will be filed with the SEC. Before investing, the prospectus supplement and accompanying prospectus should be read, as well as other documents the company has filed or will file with the SEC for more complete information about NASDAQ OMX and this offering. These documents are available for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, J.P. Morgan Securities LLC can arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC at the following collect number: 1-212-834-4533.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About NASDAQ OMX

The NASDAQ OMX Group, Inc. is the world’s largest exchange company. It delivers trading, exchange technology and public company services across six continents, with approximately 3,600 listed companies. NASDAQ OMX Group offers multiple capital raising solutions to companies around the globe, including its U.S. listings market; NASDAQ OMX Nordic, including First North, NASDAQ OMX Baltic and the U.S. 144A sector. The company offers trading across multiple asset classes including equities, derivatives, debt, commodities, structured products and ETFs. NASDAQ OMX Group technology supports the operations of over 70 exchanges, clearing organizations and central securities depositories in more than 50 countries. NASDAQ OMX Nordic and NASDAQ OMX Baltic are not legal entities but describe the common offering from NASDAQ OMX Group exchanges in Helsinki, Copenhagen, Stockholm, Iceland, Tallinn, Riga, and Vilnius. For more information about NASDAQ OMX, visit www.nasdaqomx.com. *Please follow NASDAQ OMX on Facebook (http://www.facebook.com/pages/NASDAQ-OMX/108167527653) and Twitter (http://www.twitter.com/nasdaqomx).

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. NASDAQ OMX cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to (i) statements about the planned acquisition of FTEN and the expected benefits of such acquisition, (ii) statements about market demand for FTEN’s products and services and, more generally, about the need for risk-management solutions, (iii) statements about FTEN’s business prospects following the planned acquisition, and (iv) other statements that are not historical facts. Forward-looking statements involve a number of risks, uncertainties or other factors beyond NASDAQ OMX’s control. These factors include, but are not limited to, NASDAQ OMX’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in NASDAQ OMX’s filings with the U.S. Securities Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q which are available on NASDAQ OMX’s website at http://www.nasdaqomx.com and the SEC’s website at www.sec.gov. NASDAQ OMX undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACT:	The NASDAQ OMX Group, Inc. Media Contact: Frank De Maria +1 212 231 5183 frank.demaria@nasdaqomx.com Investor Contact: Vincent Palmiere +1 301 978 5242 Vincent.palmiere@nasdaqomx.com